Exhibit 4.1

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof by and among Avalon GloboCare Corp., a Delaware corporation (the “Company”), the undersigned (the “Subscriber”), Wenzhao Lu, David Jin and Meng Li (collectively the “Controlling Shareholders”).

WITNESSETH:

WHEREAS, the Controlling Shareholders own approximately 83.6% of the outstanding common stock of the Company as of the last date set forth on the signature page hereof;

WHEREAS, the Company is conducting a private offering (the “Offering”) consisting of up to 3,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”), pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder; and

WHEREAS, the Subscriber desires to purchase that number of Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.           SUBSCRIPTION FOR SHARES AND REPRESENTATIONS AND COVENANTS BY SUBSCRIBER

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Shares, and the Company agrees to sell to the Subscriber as is set forth on the signature page hereof, at a per share price equal to $1.00 per Share. The purchase price is payable by check or by wire transfer of immediately available funds pursuant to the Company's wire instructions provided upon request. The date of the payment for the Shares by check or by wire transfer (the “Closing”) shall be referred to as the Closing Date.

1.2           The Subscriber recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) the Company has limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock and (h) the additional risk factors set forth on Exhibit A, which is attached hereto. Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the risk factors described in the Company's filings made under the Securities Exchange Act of 1934, as amended.

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1.3           The Subscriber has carefully read the Form 8-K Current Report as filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2016 (the "October 2016 8K"), Form 10-Q Quarterly Report for the quarter ended September 30, 2016 as filed with the SEC on November 7, 2016 (the "10Q") and the three Form 8-K Current Reports as filed with the SEC on December 2, 2016, December 21, 2016, December 23, 2016 and January 11, 2017 (collectively, the "December 2016 8K's" and together with the October 2016 8K and the 10Q, the “Reports”), which are attached hereto as Exhibit B, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports. The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the Subscriber reasonably desires in order to evaluate the investment. The Subscriber understands the Reports and the associated Risk Factors, and the Subscriber has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the Subscriber has relied is that set forth in the Reports and the associated Risk Factors. The Subscriber has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors.

1.4           The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, as indicated by the Subscriber’s responses to the questions contained in Accredited Investor Questionnaire attached hereto as Exhibit C, and that the Subscriber is able to bear the economic risk of an investment in the Shares.

1.5           The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the NASDAQ, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Shares to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.6           The Subscriber hereby acknowledges receipt and careful review of this Agreement, including all exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

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1.7         (a)          In making the decision to invest in the Shares the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Shares other than the Offering Materials.

(b)          The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Shares by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.8           The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.9           The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D. The Subscriber understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.10         The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

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1.11         The Subscriber understands that the common stock issuable upon conversion of the Common Stock is quoted on the OTC Markets and that there is a limited market for the Common Stock. The Subscriber understands that even if a public market develops for the Common Stock, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws. The Subscriber understands that the Company must be current under the 1934 Act for the Subscriber to take advantage of Rule 144. The Subscriber understands that Rule 144 is not available until October 19, 2017 or the one year anniversary of the filing of the Super 8-K Current Report with the SEC.

1.12         Intentionally Left Blank.

1.13         Lock-up Agreement. The Subscriber agrees that it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of, assign or otherwise dispose of, directly or indirectly, any of the Shares held by the Subscriber for a period of one year from the Closing Date, unless transfer to an entity qualified to invest in the Company as otherwise consented to in writing by the Company and such qualified entity agrees to the same lock-up restrictions contained herein. If requested by an underwriter of Common Stock, Subscriber will reaffirm the agreement set forth in this Section 1.13 in a separate writing in a form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to any restriction set forth in this Agreement. The Subscriber may sell its shares in a private transaction only in the event that such purchaser agrees to be bound by the terms of this Agreement including this Section 1.13.

1.14         The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares and any shares of common stock issuable upon conversion of the Common Stock that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THAT CERTAIN SUBSCRIPTION AGREEMENT DATED AS OF March 03 2017, A COPY OF WHICH AGREEMENT THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR.”

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The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates representing the Shares.

1.15         The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Shares and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Shares.

1.16         The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.17         The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Shares. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.18         If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.19         The Subscriber acknowledges that he, she or it are not Registered Representative of a FINRA member firm or a FINRA firm.

1.20         The Subscriber acknowledges that at such time, if ever, as the Shares are registered, sales of the Shares will be subject to state securities laws.

1.21         The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

1.22         The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Shares by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VI herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

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II.          REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1           Organization and Qualification. The Company and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

2.2           Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).

2.3           Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

2.4           Acknowledgment of Dilution. The Company understands and acknowledges the dilutive effect to the Common Stock upon the issuance of the Shares.

2.5           Bad Actor Representation. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

2.6           Actions Pending. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary (i) which questions the validity of this Agreement or any of the other Offering Materials or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

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2.7           Compliance with Law. The Company and its Subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.8           Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.9           No Violation. The business of the Company and any Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Offering Materials, or issue and sell the Common Stock in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to each closing).

2.10         No Conflicts. The execution, delivery and performance of this Agreement and the Offering Materials by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company or any Subsidiary under any agreement or any commitment to which the Company or any Subsidiary is a party or by which the Company, or any Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company, or any Subsidiary are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

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2.11         Private Placement and Solicitation. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 1, no registration under the Securities Act is required for the offer and sale of the Common Stock by the Company to the Subscribers as contemplated hereby. Based in part on the accuracy of the representations of the Subscribers in Section 1, and subject to timely applicable Form D filings pursuant to Regulation D of the Securities Act with the SEC and pursuant to applicable state securities laws, the offer, sale and issuance of the Common Stock to be issued pursuant to and in conformity with the terms of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Common Stock.

2.12         Governmental Approvals. Except for the filing of any notice prior or subsequent to each closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Common Stock, or for the performance by the Company of its obligations under this Agreement and the Offering Materials.

2.13         Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.14         Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock for working capital purposes and shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company.

2.15         Securities Compliance. The Company shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Offering Materials, including filing a Form D with respect to the Common Stock, as required under Regulation D and applicable “blue sky” laws if such Common Stock is offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Stock to the Subscribers.

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2.16       No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

III.         TERMS OF SUBSCRIPTION

3.1         All funds shall be submitted directly to the Company’s account identified in Section 1.1 hereof.

3.2         Certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 15 business days following the Closing, the timing of which is at the Company’s sole discretion, at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s residential or business address indicated on the signature page hereto.

IV.          CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

4.1         The Subscriber’s obligation to purchase the Shares at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

(a)          Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects.

(b)          No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c)          No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Shares (except as otherwise provided in this Agreement).

V.	MISCELLANEOUS

5.1         Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

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if to the Company, to it at:

Avalon GloboCare Corp.

83 South Street, Suite 101

Freehold, New Jersey 07728

Attention: David Jin

Telephone: (646) 762-4517

Facsimile:

with a copy to:

Fleming PLLC

49 Front Street, Ste. 206

Rockville Centre, New York 11570

Attention: Stephen Fleming

Telephone: (516) 833-5034

Facsimile: (516) 977-1209

Email: smf@flemingpllc.com

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

5.2           Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3           Subject to the provisions of Section 6.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4           Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

5.5           NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS STATE OF NEW JERSEY IN AND FOR THE COUNTY OF MONMOUTH OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

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5.6           In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

5.7           The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.8           It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.9           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.10         This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.11         Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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NUMBER OF SHARES 3,000,000 X $1.00 = $3,000,000 (the “Purchase Price”)

/s/Daron Liang
Signature	Signature (if purchasing jointly)

Daron Liang

Name Typed or Printed	Name Typed or Printed

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable)

Address	Address
NY NY 10314

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

Facsimile-Business	Facsimile-Business

Facsimile-Residence	Facsimile-Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:	Mar 3 , 2017

This Subscription Agreement is agreed to and accepted as of        Mar 3   , 2017.

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AVALON GLOBOCARE CORP.

By:	/s/ David Jin
Name:	David Jin
Title:	Chief Executive Officer

CONTROLLING SHAREHOLDERS

By:	/s/ Wenzhao Lu
Name:	Wenzhao Lu

By:	/s/ David Jin
Name:	David Jin

By:	/s/ Meng Li
Name:	Meng Li

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CERTIFICATE OF SIGNATORY

(To be completed if Securities are

being subscribed for by an entity)

I, ____________________________, am the ____________________________ of

__________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the shares of Common Stock, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2017

(Signature)

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Exhibit A - Risk Factors

Risks Related to our Business

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our business through Avalon Healthcare System, Inc. (“AHS”), our wholly-owned subsidiary, until May 2015.  We have a limited operating history and have not generated revenue.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

AHS’s results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

AHS incurred a net loss amounting to $26,544 for the nine months ended September 30, 2016.   If we incur additional significant operating losses, our stock price, may decline, perhaps significantly. Our management is developing plans to alleviate the negative trends and conditions described above.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are a new enterprise, we expect that net losses will continue and our working capital deficiency will exacerbate.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Wenzhao Lu, David Jin and Meng Li, our executive officers and directors.  The loss of Mr. Lu, Dr. Jin or Ms. Li could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We have entered into three consulting agreements with related parties. The loss of such customers could adversely impact our financial condition and results of operations.

As of June 30, 2016, AHS received an aggregate of $452,500 of prepayments from customers for services that had not yet been provided. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. We maintain close working relationships with our three customers. The loss of any one major customer would have a material adverse effect on our financial condition or results of operation, the loss of more than one such major customer, or our failure to replace such customer with other customers, could have a material adverse effect on our financial condition and our results of operations.

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Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated, in their report on our December 31, 2015 financial statements, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We must effectively manage the growth of our operations, or our company will suffer.

To manage our growth, we believe we must continue to implement and improve our services. We may not have adequately evaluated the costs and risks associated with our planned expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

In connection with the strategic development portion of our business, we will need significant capital in order to implement acquisitions of real estate or technologies. In addition, we will need a significant amount of capital in order to fully implement our advisory business in order to fully grow our technology base and employee base. If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

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Our revenue and results of operations may suffer if we are unable to attract new clients, continue to engage existing client, or sell additional products and services.

We presently derive our revenue from annual consulting fees. Our growth therefore depends on our ability to attract new clients, maintain existing clients and sell additional products and services to existing clients. This depends on our ability to understand and anticipate market and pricing trends and our clients’ needs and our ability to deliver consistent, reliable, high-quality services. If we fail to engage new clients, continue to re-engage with our existing clients or to cross-sell additional services our results could be materially and adversely affect our operating results.

If we are unable to maintain our reputation and expand our name recognition, we may have difficulty attracting new business and retaining current members.

Our professional reputation is an important factor in attracting and retaining our members and in building relationships with the progressive health care and education organizations that supply many of the best practices we feature in our research. We believe that establishing and maintaining a good reputation and name recognition are critical for attracting and retaining members. Promotion and enhancement of our reputation will depend largely on our success in continuing to provide effective solutions. Our brand name and reputation will suffer, and our ability to attract new members or retain existing members could be adversely affected, if members do not perceive our solutions to be effective or of high quality or if there are inaccuracies or defects in our solutions.

If we are not able to offer new and valuable products and services, our business may suffer.

Our success depends on our ability to identify and develop new products and services that serve specific constituencies, to anticipate changing market trends, and to adapt our research and analysis to meet the changing needs of our clients. We may not be able to provide helpful and timely research and analysis of developments and trends in a manner that meets market needs. Any such failure could cause some of our existing products and services to become obsolete. This environment of rapid and continuous change presents significant challenges to our ability to provide our clients with timely consulting and management services for issues and topics of importance. As a result, we must continue to invest resources in development of new services in order to enhance our existing products and services and introduce new high-quality products and services that will appeal to members and potential members. If we are not able to offer new and valuable products and services, our business may suffer.

Our prospects will suffer if we are not able to hire, train, motivate, manage, and retain a significant number of highly skilled employees.

We only recently commenced business and we presently only have three clients. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. Our future success depends upon our ability to hire, train, motivate, manage, and retain a significant number of highly skilled employees, particularly research analysts, technical experts, and sales and marketing staff. We will experience, competition for professional personnel from management consulting firms and other healthcare firms. Hiring, training, motivating, managing, and retaining employees with the skills we need is time consuming and expensive. Any failure by us to address our staffing needs in an effective manner could hinder our ability to continue to provide high-quality products and services and to grow our business.

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We may experience significant delays in generating, or an inability to generate, revenue if potential clients take a long time to evaluate our products and services.

Our sales strategy is to market our products and services directly to health care organizations. If we are unable to sell additional products and services to our existing clients or engage new clients, our ability to increase our revenue could be materially adversely affected. Generally speaking, the sales cycle is extensive for our clients. We do not control many of the factors that will influence the decisions of these organizations regarding the purchase of our products and services. The evaluation process sometimes can be lengthy and involve significant technical evaluation and commitment of personnel by these organizations. The use of our products and services also may be delayed due to reluctance to change or modify existing procedures.

Potential liability claims may adversely affect our business.

Our services, which may include recommendations and advice to organizations regarding complex business and operational processes, regulatory and compliance issues, and labor practices, may give rise to liability claims by our clients or by third parties who bring claims against our clients. Healthcare organizations often are the subject of regulatory scrutiny and litigation, and we also may become the subject of such litigation based on our advice and services. Any such litigation, whether or not resulting in a judgment against us, may adversely affect our reputation and could have a material adverse effect on our financial condition and results of operations. We may not have adequate insurance coverage for claims against us.

In accordance with our strategic development policy, we may invest in companies for strategic reasons and may not realize a return on our investments.

From time to time, we may make investments in companies. These investments may be for strategic objectives to support our key business initiatives but may also be stand alone investments or acquisitions. Such investments or acquisitions could include equity or debt instruments in private companies, many of which may be not be marketable at the time of our initial investment. These companies may range from early-stage companies that are often still defining their strategic direction to more mature companies with established revenue streams and business models. The success of these companies may depend on product development, market acceptance, operational efficiency, and other key business factors. The companies in which we invest may fail because they may not be able to secure additional funding, obtain favorable investment terms for future financings, or take advantage of liquidity events such as public offerings, mergers, and private sales. If any of these private companies fails, we could lose all or part of our investment in that company. If we determine that impairment indicators exist and that there are other-than-temporary declines in the fair value of the investments, we may be required to write down the investments to their fair value and recognize the related write-down as an investment loss.

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Our growing operations in the PRC could expose us to risks that could have an adverse effect on our costs of operations.

Our client base is presently located in the PRC. We intend to grow this client base in the PRC as well as the United States. As a result, we expect to continue to add personnel in the PRC. With a significant focus of our operations in the PRC, our reliance on a workforce in the PRC exposes us to disruptions in the business, political, and economic environment in that region. Maintenance of a stable political environment between the PRC and the United States is important to our operations, and any disruption in this relationship may directly negatively affect our operations. Our operations in the PRC require us to comply with complex local laws and regulatory requirements and expose us to foreign currency exchange rate risk. Our operations may also be subject to reduced or inadequate protection of our intellectual property rights, and security breaches. Further, it may be difficult to transfer funds from our Chinese operations to our US parent company. Negative developments in any of these areas could increase our costs of operations or otherwise harm our business.

We face intense competition which could cause us to lose market share.

In the healthcare markets in the United States and the Peoples Republic of China, we will compete with large healthcare providers who have more significant financial resources, established market positions, long-standing relationships, and who have more significant name recognition, technical, marketing, sales, distribution, financial and other resources than we do. The resources available to our competitors to develop new services and products and introduce them into the marketplace exceed the resources currently available to us. This intense competitive environment may require us to make changes in our services, products, pricing, licensing, services, distribution, or marketing to develop a market position.

Our success is heavily dependent on protecting our intellectual property rights.

We rely on trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We presently do not hold patents registered with the United States Patent and Trademark Office or the PRC State Intellectual Property Office. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act or Chinese anti-corruption law could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. Chinese anti-corruption law also strictly prohibits bribery of government officials. We have operations, agreements with third parties and make sales in China, where corruption may occur. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, even though these parties are not always subject to our control. It is our policy to implement safeguards to prevent these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible.

Violations of the FCPA or other anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the United States government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our status as an emerging growth company may result in reduced disclosure obligations.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, which we refer to as the “JOBS Act,” and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (3) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. Because of the reduced disclosure and because our business is conducted in the PRC, investors may find investing in our common shares less attractive as a result, which could have an adverse effect on our stock price.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to opt out of such extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Risks Related to Doing Business in China

If we become directly subject to the recent scrutiny, criticism and negative publicity involving certain U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved quickly.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, short sellers, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation could be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely impacted and your investment in our stock could be rendered worthless.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

Presently, we generate our revenue in China although we intend to pursue various opportunities in the United States and our headquarters is based in the United States. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;
•	the early stage of development of the market-oriented sector of the economy;
•	the rapid growth rate;
•	the higher level of control over foreign exchange; and
•	the allocation of resources.

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As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us or the healthcare industry in general.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new healthcare investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and almost all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiary.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

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Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

The recent PRC Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors also governs the approval process by which a PRC company may participate in an acquisition of its assets or its equity interests. Depending on the structure of the transaction, the new regulation will require the Chinese parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions is extremely complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

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Under the Current Enterprise Income Tax, or EIT, Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

We are a holding company incorporated under the laws of Delaware. We conduct substantially all of our business through our wholly-owned subsidiaries, and we derive all of our income from these entities. Prior to January 1, 2008, dividends derived by foreign enterprises from business operations in China were not subject to the Chinese enterprise income tax. However, such tax exemption ceased as of January 1, 2008 and thereafter with the effectiveness of the new Enterprise Income Tax Law, or EIT Law.

Under the EIT Law, if we are not deemed to be a “resident enterprise” for Chinese tax purposes, a withholding tax at the rate of 10% would be applicable to any dividends paid by our Chinese subsidiaries to us. However, if we are deemed to be a “resident enterprise” established outside of China whose “place of effective management” is located in China, we would be classified as a resident enterprise for Chinese tax purposes and thus would be subject to an enterprise income tax rate of 25% on all of our income, including interest income on the proceeds from this offering on a worldwide basis.

The regulations promulgated pursuant to the EIT Law define the term “place of effective management” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued a SAT Circular 82 on April 22, 2009, which provides that the “place of effective management” of a Chinese-controlled overseas-incorporated enterprise is located in China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly located in the PRC; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies located in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) no less than half of the enterprise’s directors or senior management with voting rights reside in the PRC. SAT Circular 82 applies only to overseas registered enterprises controlled by PRC enterprises, not to those controlled by PRC individuals. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the EIT Law. The Company has analyzed the applicability of the EIT Law and related regulations, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis.. In addition, although under the EIT Law and the related regulations dividends paid to us by our PRC subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. As a result of such changes, our historical operating results will not be indicative of our operating results for future periods and the value of our shares of common stock may be adversely affected. We are actively monitoring the possibility of “resident enterprise” treatment and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

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We may be subject to fines and legal sanctions if we or our Chinese employees fail to comply with PRC regulations relating to employee stock options granted by overseas listed companies to PRC citizens.

On December 25, 2006, the People’s Bank of China issued the Administration Measures on Individual Foreign Exchange Control, and its Implementation Rules were issued by the State Administration of Foreign Exchange (“SAFE”) on January 5, 2007. Both took effect on February 1, 2007. Under these regulations, all foreign exchange matters involved in an employee stock holding plan, stock option plan or similar plan in which PRC citizens’ participation requires approval from the SAFE or its authorized branch. On March 28, 2007, the SAFE issued the Application Procedure for Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plans or Stock Option Plans of Overseas Listed Companies, or Notice 78. Under Notice 78, PRC individuals who participate in an employee stock option holding plan or a stock option plan of an overseas listed company are required, through a PRC domestic agent or PRC subsidiary of the overseas listed company, to register with the SAFE and complete certain other procedures. We and our Chinese employees who have been granted shares or stock options pursuant to our share incentive plan are subject to Notice 78. However, in practice, there are significant uncertainties with regard to the interpretation and implementation of Notice 78. We are committed to complying with the requirements of Notice 78. However, we cannot provide any assurance that we or our Chinese employees will be able to qualify for or obtain any registration required by Notice 78. In particular, if we and/or our Chinese employees fail to comply with the provisions of Notice 78, we and/or our Chinese employees may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities, as a result of which our business operations and employee option plans could be materially and adversely affected.

The new M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investor which could make it more difficult for us to pursue growth through acquisitions in China.

The New M&A Rules that became effective on September 8, 2006 established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could materially adversely affect our ability to grow our business through acquisitions in China.

Risks Relating to our Securities

We may not be able to attract the attention of brokerage firms because we became a public company by means of a reverse acquisition.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

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There are restrictions on the transferability of our shares of Common Stock.

Existing shareholders and investors that participate in this Offering cannot offer, sell, pledge or otherwise transfer the Shares unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. You may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter and (iii) the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock. We acquired AHS through a "reverse merger" and were considered a shell corporation prior to such acquisition. We filed the Super 8-K disclosing the acquisition of AHS on October 19, 2016.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

We presently trade on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB which would limit the ability of Broker-Dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTCQB, which may have an adverse material effect on our Company.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

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Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and this may decrease the trading price of its stock.

The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors and affiliates own approximately 83.6% of our outstanding common shares. Such concentrated control of the Company may adversely affect the value of our common shares. If you acquire our common shares, you may have no effective voice in our management. Sales by our insiders or affiliates, along with any other market transactions, could affect the value of our common shares.

Our certificate of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors have the authority to issue up to 10,000,000 shares of our preferred stock terms of which may be determined by the Board without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

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You may experience dilution of your ownership interests because of the future issuance of additional common shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for ordinary shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

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We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

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Risks Related to this Offering

The offering price for the Common Stock has been determined by the Company.

The price at which the Common Stock is being offered has been determined by us based on current sales, sales forecasts and standard corporate valuation estimation methods. There is no direct relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have significant discretion over certain of the net proceeds.

The maximum gross proceeds to us from the sale of the Shares will be $3,000,000. The net proceeds of this Offering will be applied to general corporate purposes, including, but not limited to, purchase of real estate in the United States or abroad, employee/consultant salaries and fees, professional fees, and working capital. The use of proceeds may change as management deems fit. The proceeds shall be used to carry out our business plan, and satisfy all our expenses, foreseeable and unforeseeable. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Maximum Offering will be offered by on a “Best Efforts” basis, and we may not raise the Maximum offering.

We are offering the shares with respect to the Maximum Offering. In a best efforts offering such as the one described in this Memorandum, there is no assurance that we will sell the Maximum Offering. Accordingly, we may close upon amounts less than the Maximum Offering which may not provide us with sufficient funds to fully implement our business plan.

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Exhibit B - SEC Reports

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Exhibit C - Accredited Investor Questionnaire

CONFIDENTIAL INVESTOR QUESTIONNAIRE

1.           The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A __	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate (excluding your principal residence), cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B __	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C __	The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.

Category D __	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E __	The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940. (describe entity)

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Category F __	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c) (3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G __	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H __	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I __	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

2.           SUITABILITY (please answer each question)

(a)          For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)          For an individual Subscriber, please describe any college or graduate degrees held by you:

(c)          For all Subscribers, please list types of prior investments:

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(d)          For all Subscribers, please state whether you have participated in other private placements before:

YES_______	NO_______

(e)          If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Companies with no, or insignificant, assets and operations

Frequently
Occasionally
Never

(f)          For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(g)          For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(h)          For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(i)          For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______	NO_______

(j)          For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

3.           MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)

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(d)	Partnership*
(e)	Tenants in Common
(f)	Company*
(g)	Trust*
(h)	Other*

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VI and such answers have been provided under the assumption that the Company will rely on them.

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